EXHIBIT 99

NEWS RELEASE

                                         Fort James Corporation
                                         120 Tredegar Street
                                         Richmond, Virginia 23219

                                         Contact:
                                         Celeste Gunter, Financial  804.649.4307
                                         Richard B. Elder, Media    804.343.4785


      FORT JAMES CORPORATION ANNOUNCES IMPROVED THIRD QUARTER 1997 RESULTS

    RICHMOND, VIRGINIA, October 23, 1997 -- Fort James Corporation today announced higher operating profits, earnings and earnings per share for its third quarter ended September 28, 1997, excluding non-recurring transactional and refinancing costs. Fort James was created through the merger of James River Corporation and Fort Howard Corporation in August 1997. The merger has been accounted for as a pooling of interests and, accordingly, results for 1997 and 1996 have been restated to include those of both companies.

THIRD QUARTER RESULTS
     Compared with the third quarter of 1996, income from operations increased five percent to $277.9 million from $264.6 million, net income rose 22 percent to $122.6 million from $100.2 million and earnings per share climbed 20 percent to $.54 versus $.45, before the effects of the transactional and refinancing costs and other nonoperating items. Net sales declined five percent to $1,825 million from $1,926 million, primarily due to divestitures and the impact of foreign currency translation. Excluding divested operations and the impact of foreign currency translation, sales increased approximately two percent over those of the prior year. Operating margins increased to 15.2 percent for the current quarter, from 13.7 percent in 1996.
     Including the non-recurring items, third quarter 1997 income from operations was $224 million and net income was $23.5 million, or $.07 per share, while third quarter 1996 income from operations was $294.9 million and net income was $114 million, or $.52 per share.

NON-RECURRING ITEMS
     Third quarter results for both 1997 and 1996 included certain non-recurring items. Results for the current quarter reflect a pretax charge of $53.9 million (not tax-deductible, equivalent to $.25 per share) for fees and expenses associated with the merger and an extraordinary charge on the early extinguishment of debt of $74.9 million ($45.2 million net of taxes, or $.22 per share). In the third quarter of 1996, the company reported a pretax gain of $46.9 million ($24.2 million net of taxes, or $.12 per share) on the sale of the Flexible Packaging division. This was partially offset by severance and other costs of $16.6 million ($10.4 million net of taxes, or $.05 per share).

                                     -MORE-

Page 2 -- Fort James Announces Improved Third Quarter 1997 Results October 23, 1997

NINE MONTHS RESULTS
     For the first nine months, excluding non-recurring items, net income increased 43 percent to $334.3 million, or $1.49 per share, in 1997 from $233 million, or $1.04 per share, in 1996. Net sales of $5,498 million in 1997 were approximately seven percent below the $5,922 million reported in 1996, due to divestitures and foreign currency translation. Net sales increased approximately one percent excluding these items.

RESULTS BY BUSINESS SEGMENT
     The North American Consumer Products Business posted operating profits of $220 million and an operating margin of 19.8 percent in the current quarter, similar to the $218 million operating profits and 20 percent margin reported in the 1996 third quarter. The performance reflected lower sales volumes in commercial foodservice markets, offset by increased volumes in away-from-home tissue markets and reduced manufacturing costs.
     The European Consumer Products Business reported operating profits of $48.3 million in the third quarter of 1997,compared to $54.5 million in the prior year. Changes in foreign currency translation associated with the strengthening of the U.S. dollar caused the year-over-year decline in results. Absent this change, results would have been modestly higher than those of the prior year.
     With operating profits of $22.7 million, the Packaging Business' third quarter results were comparable to the $22.9 million reported in the prior year. The benefits of improved sales volumes and cost reduction were largely offset by lower average pricing, increased wastepaper costs and transition costs incurred in connection with new customers. Quarterly operating profits for the
Communications Papers Business increased to $11 million, compared to $4.8 million in 1996, on improved volumes and lower wood costs.
     General corporate expenses declined to $24 million in the current quarter compared to $35.4 million in the 1996 quarter, primarily as a result of reduced spending on new, integrated management information systems.

CASH FLOW AND REFINANCING  ACTIVITIES
     For the first nine months of 1997, cash provided by operations totaled $565 million and total debt was reduced by $415 million. Lower average debt levels, combined with some initial benefits from the company's refinancing activities, allowed the company to reduce interest expense by 15 percent in the first nine months, from $327.3 million in 1996 to $277.6 million in 1997. In early October, the company completed the refinancing of a total of approximately $2.3 billion of debt, partially necessitated by the merger, as well as to take advantage of Fort James' investment grade debt rating. An additional extraordinary charge on the early extinguishment of debt of approximately $80 million, net of taxes, is anticipated to be recorded in the fourth quarter in connection with the completion of the refinancings. As a result of this program, the company expects to reduce interest expense by more than $50 million annually.

                                     -MORE-

Page 3 -- Fort James Announces Improved Third Quarter 1997 Results October 23, 1997

     During the quarter, the company also converted its Series P preferred stock into approximately 15.3 million common shares and called its Series O preferred stock for redemption as of October 1. These actions will reduce aggregate cash dividends by $25 million annually.

RESTRUCTURING ACTIVITIES
     The company is currently developing a detailed restructuring plan in conjunction with the merger, and expects to recognize a restructuring charge in the fourth quarter of 1997. The range of possible restructuring charges cannot be reasonably estimated until this plan is complete.

OUTLOOK
     Commenting on the quarter, Miles Marsh, the company's chairman and chief executive officer, said, "Conditions in the away-from-home tissue markets continue to be quite good, however, conditions in the retail tissue markets have become somewhat more competitive and are expected to remain this way for the near-term. We are very pleased with the rapid and smooth completion of the merger of our two companies, and we are now moving in a thoughtful manner to integrate the two companies. We are on track with our rationalization plans, which we continue to believe will ultimately provide merger savings in excess of $200 million, and I am enthusiastic on the growth prospects for the company."

     Fort James is a leading international consumer products company, serving consumers both at home and away-from-home with bathroom and facial tissue, paper towels, napkins, and cups and plates. The company's popular brands include Quilted Northern, Brawny, Dixie, Vanity Fair, Mardi Gras, Green Forest, Soft 'N Gentle and So-Dri in North America and Lotus, Tenderly, Colhogar and Kittensoft in Europe. Fort James also produces folding cartons for packaging food and pharmaceuticals and communications papers such as printing, publishing and office copy paper. The company has approximately 30,000 employees and more than 65 manufacturing facilities in the U.S., Canada and 12 European countries.

     Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and company plans and objectives to differ materially from those projected. Such risks and uncertainties include, but are not limited to, general business and economic conditions; competitive pricing pressures for the company's products; changes in raw material, energy and other costs; opportunities that may be presented to and pursued by the company; determinations by regulatory and governmental authorities; the ability to successfully integrate the James River and Fort Howard businesses; and the ability to achieve synergistic and other cost reductions and efficiencies.
                                      # # #
     Copies of today's news release, along with additional information on Fort James, is available, at no charge, by calling (888) 526 3711. You may also access the company's web site at Internet address http://www.fortjames.com.

                                                            FINANCIAL SUMMARY
                                                Fort James Corporation and Subsidiaries
                                     For the Quarters (13 Weeks) and Nine Months (39 Weeks) Ended
                                               September 28, 1997 and September 29, 1996
                                                 (in millions, except per share amounts)

                                                                         Third Quarter                      Nine Months
                                                                --------------------------------------------------------------------
                                                                      1997(a) (b)      1996 (c) (d)      1997(a) (b)    1996 (c) (d)
------------------------------------------------------------------------------------------------------------------------------------

Net sales                                                              $1,825.4         $1,925.9          $5,497.5         $5,921.5

Income from operations before restructure and
   other unusual items                                                    277.9            264.6             814.6            709.1

Income before restructure and other unusual items
   and extraordinary item                                                 122.6            100.2             334.3            233.0

Net income per common share:
     Before restructure and other unusual items
        and extraordinary item                                             $.54             $.45             $1.49            $1.04
     Net income                                                            $.07             $.52             $1.18            $1.00

------------------------------------------------------------------------------------------------------------------------------------

    (a) Results for the third quarter of 1997 included a nonrecurring charge related to transaction costs which are non-deductible for taxes of $53.9 million (or $.25 per share). Results for the first nine months of 1997 included the transaction costs offset by a nonrecurring gain of $57.7 million ($35.2 million net of tax expense, or $.17 per share) on the sale of 95,000 acres of southern timberlands.

     (b) Net income for the third quarter of 1997 included a net charge of $45.2 million (or $.22 per share) for extraordinary loss on early extinguishment of debt. Net income for the first nine months of 1997 included a net charge of $47.1 million (or $.23 per share) related to extraordinary loss on early extinguishment of debt.

     (c) Results for the third quarter of 1996 included a nonrecurring gain of $46.9 million ($24.2 million net of tax expense, or $.12 per share) for the disposition of Flexible Packaging assets and nonrecurring charges of $16.6 million ($10.4 million net of tax benefits, or $.05 per share) for severance and related exit costs. The results for the first nine months of 1996 included a nonrecurring gain of $46.9 million ($24.2 million net of tax expense, or $.14 per share) for the disposition of the Flexible Packaging assets and nonrecurring charges of $47.0 million ($28.9 million net of tax benefits, or $.16 per share) for severance and related exit costs and net losses on other asset dispositions. Net income for the first nine months of 1996 included a net charge of $3.3 million (or $.02 per share) related to extraordinary loss on early extinguishment of debt.

     (d) All financial information for Fort James Corporation includes the results of James River Corporation of Virginia and Fort Howard Corporation for all periods presented giving retroactive effect to the merger on August 13, 1997, which has been accounted for as a pooling of interests. Certain amounts in the prior year's financial statements have been reclassified to conform to the current year's presentation including a reclassification of customer freight charges from net sales to cost of sales.

CONSOLIDATED STATEMENTS OF OPERATIONS
Fort James Corporation and Subsidiaries
                                                              Quarters Ended                    Nine Months Ended
                                                   -----------------------------------------------------------------------
                                                         September 28,   September 29,      September 28,    September 29,
(in millions, except per share amounts)                          1997            1996                1997             1996
--------------------------------------------------------------------------------------------------------------------------
Net sales                                                    $1,825.4        $1,925.9           $5,497.5         $5,921.5
Cost of goods sold                                            1,270.4         1,358.8            3,834.6          4,258.4
Selling and administrative expenses                             277.1           302.5              848.3            954.0
Restructure and other unusual it
ems
  income (expense)                                              (53.9)           30.3                3.8              (.1)
-------------------------------------------------------------------------------------------------------------------------
    Income from operations                                      224.0           294.9              818.4            709.0
Interest expense                                                 87.3           102.2              277.6            327.3
Other income, net                                                11.1             5.0               22.3             12.4
-------------------------------------------------------------------------------------------------------------------------
Income before income taxes, minority
  interests and extraordinary item                              147.8           197.7              563.1            394.1
Income tax expense                                               77.3            83.6              244.9            163.2
-------------------------------------------------------------------------------------------------------------------------
    Income before minority interests and
      extraordinary item                                         70.5           114.1              318.2            230.9
Minority interests                                               (1.8)            (.1)              (2.6)            (2.6)
--------------------------------------------------------------------------------------------------------------------------
    Income before extraordinary item                             68.7           114.0              315.6            228.3
Extraordinary loss on early
  extinguishment of debt                                        (45.2)                             (47.1)            (3.3)
--------------------------------------------------------------------------------------------------------------------------
       Net income                                               $23.5          $114.0             $268.5           $225.0
==========================================================================================================================
Preferred dividend requirements                                  (8.1)           (8.1)             (24.4)           (43.9)
--------------------------------------------------------------------------------------------------------------------------
       Net income applicable to
         common shares                                          $15.4          $105.9             $244.1           $181.1
==========================================================================================================================
Net income per common share:
    Before extraordinary item                                    $.29            $.52              $1.41            $1.02
    Extraordinary loss on early
      extinguishment of debt                                     (.22)                              (.23)            (.02)
--------------------------------------------------------------------------------------------------------------------------
      Net income per share                                       $.07            $.52              $1.18            $1.00
==========================================================================================================================
Weighted average number of common shares
  and common share equivalents                                  209.4           204.1              207.7            181.1
==========================================================================================================================
CONSOLIDATED BALANCE SHEETS (d)
Fort James Corporation and Subsidiaries                                  September 28,       December 29,    September 29,
(in millions)                                                                    1997               1996             1996
-------------------------------------------------------------------------------------------------------------------------
ASSETS:
Cash and cash equivalents                                                       $34.6              $34.6            $63.2
Accounts receivable                                                             813.5              781.3            877.5
Inventories                                                                     843.0              801.6            783.0
Other current assets                                                            135.1              191.1            169.9
-------------------------------------------------------------------------------------------------------------------------
     Total current assets                                                     1,826.2            1,808.6          1,893.6
-------------------------------------------------------------------------------------------------------------------------
Net property, plant and equipment                                             4,720.9            4,999.3          4,954.5
Investments in affiliates                                                       163.5              154.6            152.9
Other assets                                                                    471.4              464.4            479.0
Goodwill                                                                        650.2              730.0            732.4
-------------------------------------------------------------------------------------------------------------------------
     Total assets                                                            $7,832.2           $8,156.9         $8,212.4
=========================================================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable and accrued liabilities                                     $1,376.4           $1,413.1         $1,341.7
Current portion of long-term debt                                               139.2              128.9             83.2
-------------------------------------------------------------------------------------------------------------------------
    Total current liabilities                                                 1,515.6            1,542.0          1,424.9
-------------------------------------------------------------------------------------------------------------------------
Long-term debt                                                                3,879.9            4,305.3          4,534.3
Accrued postretirement benefits other than pensions                             475.1              475.9            475.8
Other long-term liabilities                                                     254.8              291.7            295.4
Deferred income taxes                                                           725.7              690.5            731.9
Preferred stock                                                                 450.4              738.4            738.4
Common shareholders' equity                                                     530.7              113.1             11.7
--------------------------------------------------------------------------------------------------------------------=----
    Total liabilities and
      shareholders' equity                                                   $7,832.2           $8,156.9         $8,212.4
=========================================================================================================================

SEGMENT INFORMATION (d)
Fort James Corporation and Subsidiaries                          First          Second          Third         Fourth
(in millions)                                                  Quarter         Quarter        Quarter         Quarter           Year
------------------------------------------------------------------------------------------------------------------------------------
1997 Net sales:
    Consumer products:
       North America                                            $1,077.4        $1,127.2       $1,109.2                    $3,313.8
       Europe                                                      472.6           465.4          438.5                     1,376.5
    Packaging                                                      196.7           198.3          200.0                       595.0
    Communications papers                                          119.3           112.0          117.8                       349.1
    Intersegment elimination                                       (48.2)          (48.6)         (40.1)                     (136.9)
------------------------------------------------------------------------------------------------------------------------------------
      Total net sales                                           $1,817.8        $1,854.3       $1,825.4                    $5,497.5
====================================================================================================================================
1996 Net sales:
    Consumer products:
       North America                                            $1,091.0        $1,145.3       $1,086.2        $1,039.5    $4,362.0
       Europe                                                      510.4           496.7          491.6           481.5     1,980.2
    Packaging                                                      341.2           319.9          280.0           198.8     1,139.9
    Communications papers                                          112.2           113.8          116.2           114.5       456.7
    Intersegment elimination                                       (73.8)          (61.1)         (48.1)          (48.7)     (231.7)
------------------------------------------------------------------------------------------------------------------------------------
      Total net sales                                           $1,981.0        $2,014.6       $1,925.9        $1,785.6     $7,707.1
====================================================================================================================================
1997 Income (loss) from operations (a):
    Consumer products:
       North America                                              $204.6          $231.1         $219.9                      $655.6
       Europe                                                       52.4            52.9           48.3                       153.6
    Packaging                                                       21.2            23.8           22.7                        67.7
    Communications papers                                           (3.6)            0.4           11.0                         7.8
    General corporate expenses                                     (23.8)          (22.3)         (24.0)                      (70.1)
    Restructure and other unusual
      items income (expense)                                                        57.7          (53.9)                        3.8
------------------------------------------------------------------------------------------------------------------------------------
      Income from operations                                      $250.8          $343.6         $224.0                      $818.4
====================================================================================================================================
1996 Income (loss) from operations (c):
    Consumer products:
       North America                                              $177.6          $184.2         $217.8          $173.7      $753.3
       Europe                                                       31.1            48.8           54.5            42.7       177.1
    Packaging                                                       29.8            24.0           22.9            15.2        91.9
    Communications papers                                            4.2             3.2            4.8            10.0        22.2
    General corporate expenses                                     (28.7)          (29.7)         (35.4)          (30.7)     (124.5)
    Restructure and other unusual
     items income (expense)                                        (23.4)           (7.0)          30.3           (10.6)      (10.7)
------------------------------------------------------------------------------------------------------------------------------------
      Income from operations                                      $190.6          $223.5         $294.9          $200.3      $909.3
====================================================================================================================================

     (a) Results for the third quarter of 1997 included a nonrecurring charge related to transaction costs which are non-deductible for taxes of $53.9 million (or $.25 per share). Results for the first nine months of 1997 included the transaction costs offset by a nonrecurring gain of $57.7 million ($35.2 million net of tax expense, or $.17 per share) on the sale of 95,000 acres of southern timberlands.

     (b) Net income for the third quarter of 1997 included a net charge of $45.2 million (or $.22 per share) for extraordinary loss on early extinguishment of debt. Net income for the first nine months of 1997 included a net charge of $47.1 million (or $.23 per share) related to extraordinary loss on early extinguishment of debt.

     (c) Results for the third quarter of 1996 included a nonrecurring gain of $46.9 million ($24.2 million net of tax expense, or $.12 per share) for the disposition of Flexible Packaging assets and nonrecurring charges of $16.6 million ($10.4 million net of tax benefits, or $.05 per share) for severance and related exit costs. The results for the first nine months of 1996 included a nonrecurring gain of $46.9 million ($24.2 million net of tax expense, or $.14 per share) for the disposition of the Flexible Packaging assets and nonrecurring charges of $47.0 million ($28.9 million net of tax benefits, or $.16 per share) for severance and related exit costs and net losses on other asset dispositions. Net income for the first nine months of 1996 included a net charge of $3.3 million (or $.02 per share) related to extraordinary loss on early extinguishment of debt.

     (d) All financial information for Fort James Corporation includes the results of James River Corporation of Virginia and Fort Howard Corporation for all periods presented giving retroactive effect to the merger on August 13, 1997, which has been accounted for as a pooling of interests. Certain amounts in the prior year's financial statements have been reclassified to conform to the current year's presentation including a reclassification of customer freight charges from net sales to cost of sales.

CONSOLIDATED STATEMENT OF CASH FLOWS
Fort James Corporation and Subsidiaries                                                   Nine Months Ended
                                                                  -----------------------------------------------------------------
(in millions)                                                           September 28, 1997                September 29, 1996
-----------------------------------------------------------------------------------------------------------------------------------
Operating activities:
    Net income                                                                      $268.5                            $225.0
    Depreciation expense and cost of timber harvested                                358.7                             379.9
    Amortization of goodwill                                                          15.1                              15.8
    Deferred income tax provision                                                     78.3                              58.1
    Restructure and other unusual items                                               (3.8)                               .1
    Loss on debt repurchases, net of taxes                                            47.1                               3.3
    Undistributed earnings of unconsolidated affiliates                                1.4                               4.2
    Change in current assets and liabilities:
       Accounts receivable                                                          (109.4)                              7.9
       Inventories                                                                   (63.4)                            103.6
       Other current assets                                                           30.8                               6.6
       Current liabilities                                                            13.8                              25.6
    Foreign currency hedge                                                           (31.5)
    Other, net                                                                       (41.1)                            (26.2)
----------------------------------------------------------------------------------------------------------------------------
      Cash provided by operating activities                                          564.5                             803.9
-----------------------------------------------------------------------------------------------------------------------------
Investing activities:
    Expenditures for property, plant and equipment                                  (313.5)                           (328.7)
    Cash received from sale of assets                                                144.3                             440.9
    Cash paid for acquisitions, net                                                                                   (199.9)
    Other, net                                                                        13.2                               5.9
-----------------------------------------------------------------------------------------------------------------------------
      Cash used for investing activities                                            (156.0)                            (81.8)
-----------------------------------------------------------------------------------------------------------------------------
Financing activities:
    Additions to long-term debt                                                      633.4                               3.4
    Payments of long-term debt                                                      (982.3)                           (865.1)
    Common stock issued, net of offering costs                                                                         205.1
    Common and preferred stock cash dividends paid                                   (82.4)                            (69.9)
    Premiums paid on early extinguishment of debt                                    (45.5)
    Common stock issued on exercise of stock options                                  68.3                               3.9
    Other, net                                                                                                          (3.4)
-----------------------------------------------------------------------------------------------------------------------------
      Cash used for financing activities                                            (408.5)                           (726.0)
-----------------------------------------------------------------------------------------------------------------------------
Increase (decrease) in cash and cash equivalents                                       -                               $(3.9)
=============================================================================================================================